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                                                                    EXHIBIT 12.1
                                                                    ------------




                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               PRE-RECAPITALIZATION
                                                               -------------------------------------------------------------------
                                                                                                                     JAN. 1, 2003
                                                                                                                       TO JAN. 9,
(dollars in thousands)                                            1999           2000          2001           2002         2003
                                                               --------       --------      --------       --------      --------
EARNINGS:                                                    (unaudited)
--------
Earnings from continuing operations
     before provision (benefit) for income taxes               $ 30,100       $    700      $ 13,000       $ 23,900      $ (1,400)
     Fixed Charges                                             $  8,094       $ 18,647      $ 30,267       $ 36,836      $   1,019

Earnings from continuing operations                            --------       --------      --------       --------      ---------
     plus fixed charges                                        $ 38,194       $ 19,347      $ 43,267       $ 60,736      $    (381
                                                               ========       ========      ========       ========      =========

FIXED CHARGES:
--------------

     Interest charges, net                                        6,888         16,997        28,657         35,031            976
     Plus interest factor in operating rent expense               1,206          1,650         1,610          1,805             43
                                                               --------       --------      --------       --------      ---------
     Total fixed charges                                          8,094         18,647        30,267         36,836          1,019
                                                               ========       ========      ========       ========      =========

Ratio of earnings to fixed charges (excess of fixed charges
   over earnings)(4)                                               4.7x            1.x          1.4x           1.6x         (0.4)x
                                                               ========       ========      ========       ========      =========


                                                            POST-NORTEK
                                                             RECAPITALI-
                                                              ZATION (1)
                                                            -------------
                                                                            COMBINED      PRO FORMA
                                                                           FISCAL YEAR   FISCAL YEAR
                                                            JAN. 10, 2003     ENDED        ENDED
                                                              TO DEC. 31,  DECEMBER 31,  DECEMBER 31,
(dollars in thousands)                                            2003        2003         2003
                                                                --------    --------      --------
EARNINGS:                                                                               (unaudited)
--------
Earnings from continuing operations
     before provision (benefit) for income taxes                $ 18,200    $ 16,800      $ 26,884
     Fixed Charges                                              $ 35,106    $ 36,125      $ 34,123

Earnings from continuing operations
     plus fixed charges                                         --------    --------      --------
                                                                $ 53,306    $ 52,925      $ 61,007
                                                                ========    ========      ========
FIXED CHARGES:
--------------

     Interest charges, net                                        33,117      34,093        32,091
     Plus interest factor in operating rent expense                1,989       2,032         2,032
     Total fixed charges                                        --------    --------      --------
                                                                  35,106      36,125        34,123
                                                                ========    ========      ========
Ratio of earnings to fixed charges (excess of fixed charges
   over earnings)(4)
                                                                    1.5x        1.5x          1.8x
                                                                ========    ========      ========